FIDELITY NATIONAL FINANCIAL, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD OCTOBER 23, 2006
          The undersigned hereby appoints William P. Foley, II and Alan L. Stinson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned as of September 11, 2006, at the Annual Meeting of Stockholders to be held at 9:00 a.m., eastern time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on October 23, 2006, or any adjournment thereof.
          This instruction and proxy card is also solicited by the Board of Directors of Fidelity National Financial, Inc. (the “Company”) for use at the Annual Meeting of Stockholders on October 23, 2006 at 9:00 a.m., eastern time from persons who participate in either (1) the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the Fidelity National Financial, Inc. Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.
          By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, NA., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Financial, Inc. allocable to his or her account(s) as of September 11, 2006. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 2022, Jersey City, NJ 07304) by October 20, 2006. For shares voted by phone or internet, the deadline is 11:59 PM on October 19, 2006. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.
(Continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW.	Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN
1.	Approval of the Agreement and Plan of Merger, dated June 25, 2006, as amended and restated as of September 18, 2006, by and between Fidelity National Information Services, Inc. and Fidelity National Financial, Inc., whereby Fidelity National Financial, Inc. will merge with and into Fidelity National Information Services, Inc.	☐	☐	☐
2.	To elect to the Board of Directors.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

01 John F. Farrell, Jr. 02 Daniel D. (Ron) Lane

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name above.

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of KPMG LLP as our independent auditors for the 2006 fiscal year.	☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting, if necessary, to solicit additional proxies.	☐	☐	☐

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Date:	, 2006

Signature:

Signature:

Please date and sign exactly as the name appears on this proxy. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.